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                                                                    Exhibit 5.1


                               January 31, 1997



Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35202

Ladies and Gentlemen:

          We are acting as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration statements on Form S-3 (SEC File Nos. 33-89612 (including Post-Effective Amendment No. 1 thereto) and 333-18259) (the "Registration Statements") previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statements (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed public offering of up to 1,725,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), of the Company, as described in a Prospectus Supplement dated January 28, 1997. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statements.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of each of the Registration Statements.

          2. The Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Secretary of the
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Board of Trustees
Colonial Properties Trust
January 31, 1997
Page 2


               Company on the date hereof as being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted at a meeting held on January 23, 1997, and of the Pricing Committee of the Board of Trustees adopted on January 27, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statements and related matters.

          5. Executed copies of the Underwriting Agreement dated January 27, 1997 between the Company and Lehman Brothers Inc. (the "Underwriting Agreement") and the Price Determination Agreement dated January 27, 1997 between the Company and Lehman Brothers Inc. (the "Price Determination Agreement").

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995, and we express no opinion herein as to any other laws, statutes, regulations, or ordinances. In rendering this opinion letter, we are relying, to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon an opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama, of even date herewith, with respect to the matters addressed therein.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Shares pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Trustees and the Pricing
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Board of Trustees
Colonial Properties Trust
January 31, 1997
Page 3


Committee and as set forth in the Price Determination Agreement referred to above, the Shares will be validly issued, fully paid and nonassessable under the Alabama Real Estate Investment Trust Act of 1995.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statements. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statements. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                          Very truly yours,



                                          HOGAN & HARTSON L.L.P.